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                                                                    EXHIBIT 99.3

 PRELIMINARY PROXY
 CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                             GENERAL SCANNING INC.
                    500 Arsenal Street, Watertown, MA 02472

     Proxy for Special Meeting of Stockholders to be held on        , 1999

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Charles D. Winston and Victor H. Wooley and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of General Scanning Inc. (the "Company") held of record by the undersigned as of the
 close of business on         , 1999, on behalf of the undersigned at the
 Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston,
 Massachusetts, 02109 at      local time, on      ,      , 1999, and at any
 adjournments or postponements thereof.

   When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR Proposal 1. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

     Please vote and sign on other side and return promptly in the enclosed envelope.

                                                             See Reverse Side



 [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

 1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of October 27, 1998 (the "Merger Agreement"), by and among the Company, Lumonics Inc. and New Grizzly Acquisition Corp.

                      [_] FOR [_] AGAINST [_] ABSTAIN

 2. To consider and act upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof.

   The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement and Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

 Dated:                       NOTE: Please sign exactly as name appears
                                   hereon. Joint owners should each sign.
                                   When signing as attorney, executor,
                                   administrator, trustee or guardian,
                                   please give full title as such.

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 Signature

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 Signature